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                                                                       EXHIBIT A

                                FILING AGREEMENT
                                     BETWEEN
                                     ALCATEL
                                       AND
                               ALCATEL CANADA INC.


         The undersigned hereby agree that the Schedule 13D with respect to the Common Stock, no par value, of CrossKeys Systems Corporation dated of even date herewith is and shall be filed on behalf of both of us pursuant to and in accordance with the provisions of Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended.

Dated:  March 30th, 2001

                        ALCATEL

                        By:    /s/  Jean-Pierre Halbron
                               -------------------------------------
                               Jean-Pierre Halbron
                               President and Chief Financial Officer


                        ALCATEL CANADA INC.

                        By:    /s/ David Wilson
                               -------------------------------------
                               David Wilson
                               Vice President and General Counsel